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                                                                   EXHIBIT 10.16

                             TERMINATION AGREEMENT


     This Termination Agreement dated as of October 4, 1999 is entered into by and between:

     Hologic, Inc., a Massachusetts corporation, having a place of business at 35 Crosby Drive, Bedford, Massachusetts 01730-1401 ("Hologic") and

     Vivid Technologies, Inc., a Delaware corporation, (f/k/a Vivitech, Inc,), having a place of business at 10E Commerce Way, Woburn, MA 01801 ("Vivid").

                    CONSIDERATION UNDERLYING THIS AGREEMENT

     WHEREAS, the parties entered into a License and Technology Agreement dated as of June 22, 1989, as amended by a First Amendment to License and Technology Agreement dated as of September 25, 1996 (as so amended, the "License Agreement"); and

     WHEREAS, Vivid and EG&G, Inc. have entered into an Agreement and Plan of Merger dated October 4, 1999, ("Merger Agreement"), pursuant to which Vivid will merge with a subsidiary of EG&G, Inc. and become wholly owned subsidiary of EG&G, Inc. (the "Merger"); and

     WHEREAS, the Parties which to provide for termination of the License Agreement upon consummation of the Merger ("Effective Date"); and

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and intending to be legally bound, the parties agree as follows:

    1. Capitalized terms used herein and not otherwise defined shall have the same respective meanings as those terms set forth in the License Agreement.

    2. In accordance with paragraph 12(a) of the License Agreement, Hologic and Vivid mutually agree to terminate the License Agreement, subject to the terms and conditions of this Agreement.

    3. The royalty provision of paragraph 5 of the License Agreement shall be accelerated as of October 1, 1999 and Vivid shall pay to Hologic on the Effective Date, by federal funds wire transfer in immediately available funds, an amount equal to the sum of (i) Two Million Dollars ($2,000,000).

    4. As consideration for the payment to Hologic referred to in paragraph 3, hereof, the perpetual, exclusive, worldwide license to utilize the Base Technology and Know-how to design, develop, improve, enhance, manufacture, market and sell the Original Product shall survive this termination and be held by Vivid as a paid-up, perpetual, exclusive, worldwide license as of October 1, 1999, subject to payment of any royalties accrued for periods ending prior to said date. All other license rights granted by Hologic to Vivid under the License Agreement shall terminate on the Effective Date.

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    5.  The confidentiality provision of paragraph 10, the indemnification provisions of paragraph 13, and the non-competition provision of paragraph 17 of the License Agreement shall survive this termination.

    6. This Termination Agreement shall only take effect upon the occurrence of the Effective Date, in the event the Merger is not consummated for any reason on or before April 30, 2000, Vivid shall be immediately responsible for royalties, as required under the License Agreement, for the quarters ending December 31, 1999 and March 31, 2000, and the payment referred to in paragraph 3 above shall be reduced by those amounts (the resulting amount shall be referred to as the "Net Amount"). The Net Amount shall bear interest at a rate of 9% per annum from May 1, 2000 until the date paid. In the event the Merger Agreement is terminated for any reason or the Merger is not consummated by October 30, 2000, this Termination Agreement shall be null and void and shall have no further force or effect, Vivid shall provide Hologic with prompt notice of any termination of the Merger Agreement. In the event this Termination Agreement is terminated, Vivid shall be responsible for any outstanding royalties under the License Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HOLOGIC, INC.                                   VIVID TECHNOLOGIES, INC.

By: /s/ Steve L. Nakashige                      By: /s/  William J. Frain
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Title: President & COO                          Title: Chief Financial Officer

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